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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 14, 2003, relating to the financial statements and financial highlights of EQ/Alliance International Portfolio and EQ/International Equity Index Portfolio, constituting 2 out of 34 Portfolios of EQ Advisors Trust (the "Trust"), which appears in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report dated February 14, 2002, relating to the financial statements and financial highlights of the Trust, which is incorporated by reference in the Statement of Additional Information for the Trust dated May 1, 2002, which is incorporated by reference in this Registration Statement on Form N-14. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.





PricewaterhouseCoopers LLP

New York, NY
February 14, 2003